UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 28, 2013

FANSPORT, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54828	45-0966109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1802, 18th Floor, Chinachem Exchange Square, 1 Hoi Wan Street, Quarry Bay, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	852-2110-9493

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant

On June 28, 2013, Stephen Wong, the sole director and officer of Fansport, Inc. (the “Company”), acquired a total 76,000,000 shares of the Company’s common stock from Kristin Cleland, the Company’s former director and officer, in a private transaction for an aggregate total cost of $300,000 to be paid within 75 days. In addition, as a condition of the acquisition, Ms. Cleland has cancelled 103,100,000 shares, which are to be returned to treasury. Mr. Wong’s 76,000,000 shares amount to approximately 75% of the Company’s currently issued and outstanding common stock, after giving effect to the related share cancellation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FANSPORT, INC.

/s/ Stephen Wong
Stephen Wong
President and Director

Date:	July 15, 2013